Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

PFSweb, Inc.
Allen, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement (No. 333-248722) on Form S-3 of our reports dated March 13, 2020, relating to the consolidated financial statements and the effectiveness of PFSweb, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas
September 28, 2020